EXHIBIT (d)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form N-2 (File No. 333-280964) of Advent Convertible and Income Fund of our report dated December 22, 2025, relating to the financial statements and financial highlights, which appears in this Form N-CSR.

/s/ PricewaterhouseCoopers LLP

New York, New York

12/29/2025